SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2003 (April 23, 2003)

BANCORPSOUTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Mississippi	1-12991	64-0659571

(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification Number)
Incorporation)

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi	38804

(Address of Principal	(Zip Code)
Executive Offices)

(662) 680-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed from Last Report)

ITEM 5. OTHER EVENTS

     On April 23, 2003, BancorpSouth, Inc. issued a press release regarding its common stock repurchase program whereby BancorpSouth may acquire up to 3,900,000 shares of its common stock, in addition to approximately 231,000 shares that BancorpSouth has yet to purchase pursuant to the common stock repurchase program authorized on February 15, 2002. A copy of the press release is filed as Exhibit 99.1 hereto, which is incorporated herein by reference.

     Statements contained in this Current Report which are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, those relating to the repurchase by BancorpSouth of up to 3,900,000 shares of its common stock. Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. These risks and uncertainties include changing market conditions, changes in the market price of BancorpSouth’s common stock, lack of adequate funding for stock repurchases, regulatory constraints and other factors as may be identified from time to time in BancorpSouth’s filings with the Securities and Exchange Commission or in BancorpSouth’s press releases. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release issued on April 23, 2003 by BancorpSouth, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ L. Nash Allen, Jr. L. Nash Allen, Jr. Treasurer and Chief Financial Officer

Date: April 23, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued on April 23, 2003 by BancorpSouth, Inc.